Exhibit 10.3

PA, LLC

1901 South Harbor City Boulevard

Suite 300

Melbourne, Florida 32901

U.S.A.

March 5, 2009

Hun-Chi Lin, Ph.d.

Chief Executive Officer

GTB Power Enterprise, Ltd.

3550 Wilshire Boulevard, Suite 1747

Los Angeles, CA 90010

U.S.A.

RE:	Letter Ageement with respect to Master License Agreement dated March 5, 2009 among PA, LLC and GTB Power Enterprise, Ltd.

Dear Dr. Lin:

Reference is made to that certain Master License Agreement dated March 5, 2009 entered among PA, LLC and GTB Power Enterprise, Ltd. (the “License Agreement”). PA, LLC and GTB Power Enterprise, Ltd. acknowledge that the exhibits contemplated to be attached to the License Agreement have been agreed in principle but have not been completed. This letter hereby confirms the agreement of both parties to cooperate in good faith to complete all of the exhibits to the License Agreement to the mutual satisfaction of both parties within thirty (30) days from the date hereof.

Both parties agree that the term “Government Relationship” in Section 23.2 of the License Agreement shall be defined to encompass the statutory language from the U.S. Foreign Corrupt Practices Act and incorporated into the License Agreement.

Very truly yours,

/s/ Ottmar Dippold
Ottmar Dippold, Chief Executive Officer

Acknowledged and agreed hereto to the foregoing:

GTB Power Enterprise, Ltd.

By:	/s/ Hun-Chi Lin